UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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POLAR POWER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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POLAR POWER, INC.

249 E. Gardena Boulevard

Gardena, California 90248

November 18, 2020

Dear Fellow Stockholder:

We cordially invite you to attend the 2020 annual meeting (“Annual Meeting”) of stockholders of Polar Power, Inc., which will be held at 10:00 a.m., local time, on Wednesday, December 30, 2020 at our corporate headquarters at 249 E. Gardena Boulevard, Gardena, California 90248. All stockholders of record at the close of business on November 13, 2020 are entitled to vote at the Annual Meeting. The formal meeting notice and Proxy Statement are attached.

At the Annual Meeting, stockholders will be asked to (i) elect four directors; and (ii) ratify the appointment of Weinberg & Company, P.A., to serve as our independent registered public accounting firm for the year ending December 31, 2020. In addition, stockholders will transact any other business that may properly come before the Annual Meeting.

We use the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send each stockholder a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone. The notice also provides information on how stockholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials and annual report will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting and we urge you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

We look forward to seeing you December 30.

Sincerely,

/s/ Arthur D. Sams
Arthur D. Sams,
Chairman of the Board, President,
Chief Executive Officer and Secretary

POLAR POWER, INC.

NOTICE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 30, 2020

NOTICE IS HEREBY GIVEN that the 2020 annual meeting (“Annual Meeting”) of stockholders of Polar Power, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on Wednesday, December 30, 2020 at our corporate headquarters at 249 E. Gardena Boulevard, Gardena, California 90248, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.	To elect four directors to serve on our Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election are Arthur D. Sams, Keith Albrecht, Peter Gross and Katherine Koster.

2.	To ratify the appointment of Weinberg & Company, P.A., as our independent registered public accounting firm for the year ending December 31, 2020.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record at the close of business on November 13, 2020 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. For detailed information regarding voting instructions, please refer to the section entitled “How do I vote?” on page 3 of the Proxy Statement.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

By Order of the Board of Directors,

/s/ Arthur D. Sams
Arthur D. Sams,
Chairman of the Board, President,
Chief Executive Officer and Secretary

Gardena, California

November 18, 2020

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE, OR IF YOU RECEIVE A PAPER PROXY CARD OR VOTING INSTRUCTION FORM, YOU MAY MAIL THE COMPLETED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

INTERNET AVAILABILITY OF PROXY MATERIALS

WE USE THE INTERNET AS OUR PRIMARY MEANS OF FURNISHING PROXY MATERIALS TO OUR STOCKHOLDERS. CONSEQUENTLY, MOST STOCKHOLDERS WILL NOT RECEIVE PAPER COPIES OF OUR PROXY MATERIALS. WE WILL INSTEAD SEND EACH STOCKHOLDER A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WITH INSTRUCTIONS FOR ACCESSING OVER THE INTERNET THE PROXY MATERIALS, INCLUDING OUR PROXY STATEMENT AND ANNUAL REPORT, AND VOTING ELECTRONICALLY OVER THE INTERNET. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS ALSO PROVIDES INFORMATION ON HOW STOCKHOLDERS MAY OBTAIN PAPER COPIES OF OUR PROXY MATERIALS IF THEY SO CHOOSE. WE BELIEVE ELECTRONIC DELIVERY OF OUR PROXY MATERIALS AND ANNUAL REPORT WILL HELP POLAR POWER, INC. REDUCE THE ENVIRONMENTAL IMPACT AND COSTS OF PRINTING AND DISTRIBUTING PAPER COPIES AND IMPROVE THE SPEED AND EFFICIENCY BY WHICH YOU CAN ACCESS THESE MATERIALS. IF YOU PREVIOUSLY ELECTED TO RECEIVE OUR PROXY MATERIALS ELECTRONICALLY, THESE MATERIALS WILL CONTINUE TO BE SENT VIA EMAIL UNLESS YOU CHANGE YOUR ELECTION.

POLAR POWER, INC.

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 30, 2020

POLAR POWER, INC.

249 E. Gardena Boulevard

Gardena, California 90248

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

VOTING AND PROXY

This proxy statement (“Proxy Statement”) is being furnished in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at the 2020 annual meeting (“Annual Meeting”) of stockholders to be held on Wednesday, December 30, 2020, at 10:00 a.m., local time, at our corporate headquarters at 249 E. Gardena Boulevard, Gardena, California 90248, and at any adjournment(s) or postponement(s) of the Annual Meeting. We are providing this Proxy Statement and the accompanying proxy card to our stockholders on or about November 18, 2020. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD DECEMBER 30, 2020

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available at the following website address: https://materials.proxyvote.com/73102V. You will need your control number located in our Notice of Internet Availability of Proxy Materials sent to you to access the proxy materials. Your control number is also located in your proxy card and your voting instruction form. You are encouraged to access and review all of the important information contained in the proxy materials before voting. The Annual Report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made.

What items will be voted on at the Annual Meeting?

Stockholders will vote on two items at the Annual Meeting:

Proposal One —	Election to our Board of the four nominees named in this Proxy Statement; and

Proposal Two —	Ratification of the appointment of Weinberg & Company, P.A., as our independent registered public accounting firm for the year ending December 31, 2020.

What are the Board’s Voting Recommendations?

The Board recommends that you vote your shares as follows:

Proposal One —	“FOR” each of the nominees to our Board; and

Proposal Two —	“FOR” the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2020.

Who is entitled to vote?

To be able to vote, you must have been a stockholder on November 13, 2020, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 11,650,681 shares of our voting common stock, par value $0.0001 per share (“common stock”) were outstanding.

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How many votes do I have?

Holders of common stock will vote at the Annual Meeting on all matters. Each holder of common stock is entitled to one vote per share held. As a result, a total of 11,650,681 votes may be cast at the Annual Meeting.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing 5,825,341 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What are abstentions and broker non-votes?

An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote. “Broker non-votes” refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal.

If you are a beneficial owner whose shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. We believe that Proposal Two is routine and may be voted on by your broker if you do not submit voting instructions. However, pursuant to rules of The Nasdaq Stock Market (“Nasdaq”), brokers do not have the discretion to vote their clients’ shares on non-routine matters, unless the broker receives voting instructions from the beneficial owner. Proposal One is considered a non-routine matter. Consequently, if your shares are held in street name, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on Proposal One.

What are the general effects of abstentions and broker non-votes?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as permitted under the Nasdaq Listing Rules. For purposes of the Annual Meeting, brokers or nominees are permitted to vote their clients’ proxies in their own discretion as to the ratification of the appointment of our independent registered public accounting firm if the clients have not furnished voting instructions within 10 days of the meeting. Certain proposals other than the ratification of the appointment of the independent registered public accounting firm, such as the election of directors, are “non-discretionary” and brokers or nominees who have received no instructions from their clients do not have discretion to vote on those items. Abstentions and broker non-votes will not be counted as a vote “for” or “against” any matter, though in certain cases abstentions will have the same effect as votes against a matter as they will be counted toward the tabulation of votes present or represented on the matter. Broker non-votes will not be counted as shares entitled to vote and accordingly will not affect the outcome with respect to any matter to be voted on at the Annual Meeting.

Please note that brokers may not vote your shares on the election of directors or other non-routine matters in the absence of your specific instructions as to how to vote, thus we strongly encourage you to provide instructions to your broker regarding the voting of your shares you hold in “street name” or through a broker or other nominee.

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What vote is required to approve each proposal?

Proposal One

The four nominees receiving the highest number of affirmative votes of the outstanding shares of common stock, present at the Annual Meeting in person or represented by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Abstentions will have no effect on the outcome of the election of nominees for director. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board. Votes cast for the election of any nominee who has become unavailable will be disregarded.

Proposal Two

The affirmative vote of a majority of the votes of the shares of our common stock present at the Annual Meeting in person or represented by proxy and entitled to vote, is required for approval of Proposal Two. Abstentions will be counted toward the tabulation of votes present or represented on this proposal and will have the same effect as votes against Proposal Two.

How do I vote?

If you are a “registered holder,” that is, your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone, or by completing and mailing the proxy card provided. The website identified in the proxy card provides specific instructions on how to vote electronically over the Internet. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions. Your broker will send you a Notice of Internet Availability of Proxy Materials which contains instructions on how to access the website to vote your shares electronically over the Internet or by telephone. If, however, you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive an enclosed voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Stockholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned, and only shares that have been timely voted electronically or by telephone will be counted in the quorum and voted. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, Tuesday, December 29, 2020 for shares held directly and at 11:59 p.m. Eastern Time, Monday, December 28, 2020 for shares held in a plan.

Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. You may also vote your shares in person at the Annual Meeting. If you are a registered holder, you may request a ballot at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

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What if I receive more than one email notice, proxy card or voting instruction form?

If you receive more than one Notice of Internet Availability of Proxy Materials email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the election of each of the four nominees to our Board listed in this Proxy Statement, and “FOR” the approval of Proposal Two, and in the discretion of the proxy holder(s) as to any other matters that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, as well as any procedural matters. If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your broker may exercise its discretionary authority to vote on Proposal Two.

Can I change my vote after I have voted?

If your shares are registered in your name, you may revoke or change your vote at any time before the Annual Meeting by voting again electronically over the Internet or by telephone, or by filing a notice of revocation or another proxy card with a later date with our Secretary at Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248. If you are a registered stockholder and attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting. Please note that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

Who will bear the cost of soliciting proxies?

We will bear the entire cost of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are discussed below more fully.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Our bylaws provide for a number of directors fixed by resolution of the whole Board. Our Board has fixed the number of directors at five unless otherwise changed by resolution of our Board. Directors are elected annually and hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. Stockholders who desire to nominate any person for election to our Board must comply with our bylaws, including our advance-notice bylaw provisions relating to the nomination of persons for election to our Board. See “Information about our Board of Directors, Board Committees and Related Matters—Board Committees and Meetings, Nominating and Corporate Governance Committee” below. It is intended that the proxies solicited by our Board will be voted “FOR” election of the following four nominees unless a contrary instruction is made on the proxy: Arthur D. Sams, Keith Albrecht, Peter Gross and Katherine Koster. If the four nominees are elected, there will be four directors serving on our Board, leaving one vacancy to be filled at a later date in accordance with our certificate of incorporation and bylaws. If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not expected, the person named in the proxy will vote for another candidate or candidates nominated by our Nominating and Corporate Governance Committee. However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named above.

Required Vote of Stockholders

The four nominees receiving the highest number of affirmative votes of the outstanding shares of our common stock, present at the Annual Meeting in person or by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Votes against a candidate, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

Recommendation of the Board of Directors

OUR BOARD unanimously recommends a vote “FOR” the election of EACH OF the FOUR director nominees listed above.

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INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Directors and Director Nominees

The following table sets forth certain information regarding our directors and director nominees as of November 13, 2020:

Name	Age	Positions Held
Arthur D. Sams	69	Chairman of the Board, President, Chief Executive Officer, Secretary and Director Nominee
Keith Albrecht	69	Director and Director Nominee
Peter Gross	70	Director and Director Nominee
Katherine Koster	58	Director and Director Nominee

Arthur D. Sams has served as our President, Chief Executive Officer and Chairman of our Board since August 1991 and as our Secretary since October 2016. Under his leadership, we have grown to be a leading brand name in the design and manufacturing of DC power systems for the telecommunications, military, automotive, marine and industrial markets. He specializes in the design of thermodynamics and power generation systems. During his early career, he gained vast industry experience while working as a machinist, engineer, project manager, chief technical officer and consultant for various Fortune 500 companies and the U.S. Department of Defense and the U.S. Department of Energy. Mr. Sams studied at California State Polytechnic University Pomona and the University California at Irvine with a dual major in biology and engineering.

In nominating Mr. Sams, our Board considered his diverse and global experience in engineering and manufacturing combined with a successful entrepreneurial career as a key attribute in his selection. The Board believes that through his experience in product development and international operations over the past two decades he can provide our company with particular insight into global opportunities and new markets for our current and planned future product lines.

Keith Albrecht has served as a member of our Board since May 2016 and serves as a member of each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Albrecht has extensive experience as a commercial real estate appraiser for commercial banks and local governments. Mr. Albrecht was an appraiser for commercial buildings for the County of Orange, California, from 1996 to 2007, where he was responsible for the assessment of property values of shopping malls, office buildings, hotels and apartment buildings. Prior thereto, Mr. Albrecht was an appraiser for Security Pacific and Bank of America, from 1985 to 1996. Mr. Albrecht is currently retired and invests in startups and small cap companies. In nominating Mr. Albrecht, our Board considered his commercial real estate appraisal experience, which our Board believes gives him particular insight into analysis of income statements and balance sheets, debt analysis and audits of large commercial institutions.

In nominating Mr. Albrecht, our Board considered his commercial real estate appraisal experience, which our Board believes gives him particular insight into analysis of income statements and balance sheets, debt analysis and audits of large commercial institutions.

Peter Gross has served as a member of our Board since December 2018 and serves as a member of each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Since 2012, Mr. Gross has served as the Vice President Mission Critical Systems at Bloom Energy, a fuel cell power systems company located in Sunnyvale, California. Mr. Gross holds a master’s degree in Electrical Engineering from Polytechnic Institute of Bucharest and an MBA from California State University at Dominguez Hills. Mr. Gross is also a member of the Advisory Board of UCLA’s Institute of Environment and Sustainability and a member of Southern Methodist University’s Data Center System Engineering Board of Advisors. In nominating Mr. Gross, our Board considered his significant engineering experience in the power systems industry, especially for data center and telecommunications applications. Our Board believes that Mr. Gross will provide critical leadership as we expand our DC power systems within the data and military markets.

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In nominating Mr. Gross, our Board considered his significant engineering experience in the power systems industry, especially for data center and telecommunications applications. Our Board believes that Mr. Gross will provide critical leadership as we expand our DC power systems within the data and military markets.

Katherine Koster has served as a member of our Board since December 2019 and serves as a member of each of our Audit Committee and Nominating and Corporate Governance Committee. Since 2008, Ms. Koster has served as Managing Director – Public Finance at Piper Sandler Companies where she assists municipalities in accessing the capital markets to fund critical infrastructure. Ms. Koster holds a Bachelor of Arts Degree in Theater/Business Administration from Pepperdine University and has completed the “Women in Governance: Preparing for Board Membership” corporate governance program at the UCLA Anderson School of Management. Ms. Koster holds Series 7 and Series 24 licenses issued by the Financial Industry Regulatory Authority, Series 50 and Series 53 licenses issued by the Municipal Securities Rulemaking Board and a Series 63 certificate issued by the North American Securities Administrators Association. Our Board believes that Ms. Koster’s investment banking experience with Piper Sandler Companies and her high level of financial literacy and expertise and experience in capital raising activities will provide strategic insight to financial decisions for future Company initiatives.

In nominating Ms. Koster, our Board considered her significant investment banking experience with Piper Sandler Companies and her high level of financial literacy and expertise and experience in capital raising activities.

Election of Officers; Family Relationships

Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among any of our directors or executive officers.

Board Composition

Our Board currently consists of four members: Arthur D. Sams, Keith Albrecht, Peter Gross, and Katherine Koster. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Our certificate of incorporation and bylaws also provide that any vacancy on our Board, including a vacancy resulting from an expansion of our Board, may be filled only by vote of a majority of our directors then in office, although less than a quorum or by a sole remaining director.

We recognize the value of diversity on the Board. Although our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape, we are currently focusing on female candidates in order to meet the requirements of California SB 826. SB 826 requires public companies headquartered in California to maintain minimum female representation on their boards of directors as follows: by the end of 2019, at least one woman on its board, by the end of 2020, public company boards with five members will be required to have at least two female directors, and public company boards with six or more members will be required to have at least three female directors.

Independence of our Board of Directors and Board Committees

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of “independent directors,” as defined in such rule, subject to specified exceptions. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions: each member of a listed company’s audit, compensation and nominating committees be independent as defined under the Nasdaq Listing Rules; audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and compensation committee members also satisfy an additional independence test for compensation committee members under the Nasdaq Listing Rules.

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Our Board has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. Applying these standards, our Board determined that none of the directors, other than Mr. Sams, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of those directors is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Mr. Sams is not considered independent because he is an officer of Polar Power, Inc. As such, a majority of our Board is comprised of “independent directors” as defined under the Nasdaq Listing Rules.

Controlled Company Exemption

Mr. Sams, our Chairman, President and Chief Executive Officer, controls a majority of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements. We do not currently intend to rely on those exemptions afforded to a “controlled company;” nonetheless, we could potentially seek to rely on certain of those exemptions afforded to a “controlled company” in the future.

Role of Board in Risk Oversight Process

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also monitors compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance of our external audit function. Our Board monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Committees and Meetings

Our business, property and affairs are managed under the direction of our Board. Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. During 2019, our Board held seven meetings. All directors attended at least 75% of the aggregate of the meetings of our Board and of the committees on which they served or that were held during the period they were directors or committee members.

During 2019, members of the Board and its committees consulted informally with management from time to time and also acted by written consent four times without a meeting.

It is our policy to invite and encourage our directors to attend our annual meetings of stockholders. One director attended our 2019 annual meeting of stockholders.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each charter is available at our website at http://www.polarpower.com. The composition and responsibilities of each committee are described below. Members serve on committees until their resignation or until otherwise determined by our Board. Each of these committees has adopted a written charter that satisfies the applicable standards of the Securities and Exchange Commission and the Nasdaq Listing Rules, which we have posted on the investor relations section of our website.

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Audit Committee

The members of our Audit Committee are Mr. Albrecht, Mr. Gross and Ms. Koster. Mr. Albrecht is the chair of the Audit Committee. Each member of the Audit Committee satisfies the heightened audit committee independence requirements under the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. During 2019, our Audit Committee held four meetings. The Audit Committee Report for 2019 can be found on page 15 of this Proxy Statement. In addition, our Board has determined that Mr. Albrecht qualifies as an audit committee financial expert, as that term is defined under Securities and Exchange Commission rules, and possesses the requisite financial sophistication, as defined under the Nasdaq Listing Rules. Our Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements.

Under its charter, our Audit Committee is responsible for, among other things:

●	overseeing accounting and financial reporting process;

●	selecting, retaining and replacing independent auditors and evaluating their qualifications, independence and performance;

●	reviewing and approving scope of the annual audit and audit fees;

●	discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

●	reviewing adequacy and effectiveness of internal control policies and procedures;

●	approving retention of independent auditors to perform any proposed permissible non-audit services;

●	overseeing internal audit functions and annually reviewing audit committee charter and committee performance;

●	preparing the audit committee report that the Securities and Exchange Commission requires in our annual proxy statement; and

●	reviewing and evaluating the performance of the Audit Committee, including compliance with its charter.

Compensation Committee

The members of our Compensation Committee are Mr. Gross and Mr. Albrecht. Mr. Gross is the chair of the Compensation Committee. Each member of our Compensation Committee is independent as defined under the Nasdaq Listing Rules and satisfies Nasdaq’s additional independence standards for compensation committee members. Messrs. Gross and Albrecht are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act and outside directors as defined by Section 162(m) of the Internal Revenue Code. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. During 2019, our Compensation Committee held one meeting.

Under its charter, our Compensation Committee is responsible for, among other things:

●	developing and maintaining an executive compensation policy and monitoring the results of that policy;

●	recommending to our Board for approval compensation and benefit plans;

●	reviewing and approving annually corporate and personal goals and objectives to serve as the basis for the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and determining the CEO’s compensation based on that evaluation;

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●	determining and approving the annual compensation for other executive officers;

●	retaining or obtaining the advice of a compensation consultant, outside legal counsel or other advisor;

●	approving any grants of stock options, restricted stock, performance shares, stock appreciation rights, and other equity-based incentives to the extent provided under our equity compensation plans;

●	reviewing and making recommendations to our Board regarding the compensation of non-employee directors; and

●	reviewing and evaluating the performance of the Compensation Committee, including compliance with its charter.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Mr. Gross, Mr. Albrecht and Ms. Koster. Mr. Gross is the chair of the Nominating and Corporate Governance Committee. Each current member of our Nominating and Corporate Governance Committee is independent as defined under the Nasdaq Listing Rules. During 2019, our Nominating and Corporate Governance Committee held one meeting.

Under its charter, our Nominating and Corporate Governance Committee is responsible for, among other things:

●	considering and reviewing periodically the desired composition of our Board;

●	establishing any qualifications and standards for individual directors;

●	identifying, evaluating and nominating candidates for election to our Board;

●	ensuring that the members of our Board satisfy Securities and Exchange Commission and Nasdaq independence and other requirements relating to membership on our Board and committees;

●	making recommendations to our Board regarding the size of the Board, the tenure and classifications of directors, and the composition of the committees of the Board;

●	considering other corporate governance and related matters as requested by our Board; and

●	reviewing and evaluating the performance of the Nominating and Corporate Governance Committee, including compliance with its charter.

Compensation of Non-Employee Directors

Currently, our non-employee directors receive a quarterly cash retainer of $7,500. In addition, we reimburse all of our directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

Compensation of Employee Director

Mr. Sams was compensated as a full-time employee and officer and therefore received no additional compensation for service as member of the Board during 2019. Information regarding the compensation awarded to Mr. Sams is included in “Executive Compensation and Related Information—Summary Compensation Table” below.

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Compensation Committee Interlocks and Insider Participation

Since July 2016, all officer compensation and bonuses for executive officers has been determined by our Compensation Committee which is comprised of two independent directors.

None of our executive officers serves, or in the past has served, as a member of our Board or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving as members of our Board or our Compensation Committee. None of the members of our Compensation Committee is or has been an officer or employee of Polar Power, Inc.

Stockholder Recommendations for Nominations to our Board of Directors

Our Nominating and Corporate Governance Committee will consider recommendations for candidates to our Board from our stockholders. A stockholder that wishes to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our Nominating and Corporate Governance Committee will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248, Attention: Corporate Secretary. Our corporate secretary monitors these communications and will forward to our designated legal counsel to provide a summary of all received messages to the Board at each regularly scheduled meeting. Where the nature of a communication warrants, our designated legal counsel, may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of our management, as our designated legal counsel considers appropriate. Our designated legal counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary. This procedure for stockholder and other interested party communications with the non-management directors is administered by our Board. This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders, (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (iii) communications to the Audit Committee pursuant to our procedures for complaints regarding accounting and auditing matters.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on the investor relations section of our website, which is located at https://polarpower.com/. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

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Director Compensation Table

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total Return($)(1)
Keith Albrecht	30,000	—	30,000
Matthew Goldman	30,000	—	30,000
Peter Gross	30,000	—	30,000
Katherine Koster	500	—	500

(1)	The value of perquisites and other personal benefits was less than $10,000 in aggregate for each director.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Sections of our certificate of incorporation and our bylaws provide for indemnification by us of our directors, officers, employees and agents to the fullest extent permitted by the DGCL.

Article X of our certification of incorporation eliminates the liability of a director or stockholder for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. Under Section 102(b)(7) of the DGCL, a director shall not be exempt from liability for monetary damages for any liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

We have entered into agreements to indemnify our directors and officers as determined by our Board. These agreements provide for indemnification of related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons under the foregoing provisions of our certificate of incorporation or our bylaws, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

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PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the independent registered public accounting firm of Weinberg & Company, P.A. to audit and comment on our financial statements for the year ending December 31, 2020, and to conduct whatever audit functions are deemed necessary. Weinberg & Company, P.A. audited our financial statements for the year ended December 31, 2019 that were included in our most recent Annual Report on Form 10-K.

A representative of Weinberg & Company, P.A. will not be present at the Annual Meeting.

Required Vote of Stockholders

Although a vote of stockholders is not required on this proposal, our Board is asking our stockholders to ratify the appointment of our independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires the affirmative votes of a majority of the votes of the shares of our common stock, present at the Annual Meeting in person or by proxy and entitled to vote.

In the event that our stockholders do not ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm, the appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Recommendation of the Board of Directors

OUR BOARD unanimously recommends a vote “FOR” RATIFICATION OF THE APPOINTMENT OF WEINBERG & COMPANY, P.A. TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

OTHER MATTERS

Our Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

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AUDIT MATTERS

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Weinberg & Company, P.A. for the years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees	$171,056	$133,854
Audit-Related Fees	4,002	820
Tax Fees	40,327	43,325
All Other Fees	-	-
Total	$215,385	$177,999

Audit Fees. Consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in the accompanying Annual Report on Form 10-K.

Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”

Tax Fees. Tax Fees consist of fees for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees. Consists of amounts billed for services other than those noted above.

Our Audit Committee considered all non-audit services provided by Weinberg & Company, P.A. and determined that the provision of such services was compatible with maintaining such firm’s audit independence.

Audit Committee Pre-Approval Policy

Our Audit Committee is responsible for approving all audit, audit-related, tax and other services. The Audit Committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year. Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year.

Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the Chairman of our Audit Committee for pre-approval prior to engaging our independent auditor for such services. These interim pre-approvals are reviewed with the full Audit Committee at its next meeting for ratification.

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AUDIT COMMITTEE REPORT

The Audit Committee is comprised entirely of independent directors who meet the independence requirements of the Nasdaq Listing Rules and the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board that is available on our website at http://www.polarpower.com. As described more fully in its charter, the Audit Committee oversees the financial reporting process, the internal control structure and disclosure controls and procedures on behalf of the Board.

Management is responsible for the preparation, presentation and integrity of Polar Power’s financial statements; the appropriateness of the accounting principles and reporting policies that are used; and procedures designed to reasonably assure compliance with accounting standards, and applicable laws and regulations. Management is also responsible for the effectiveness of Polar Power’s internal control over financial reporting, and reports to the Audit Committee on any deficiencies found.

Polar Power’s independent registered public accounting firm, Weinberg & Company, P.A., is responsible for performing an independent audit of Polar Power’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States). The Audit Committee is directly responsible for the selection, compensation, evaluation and oversight, and retention of Polar Power’s independent registered public accounting firm, and evaluates its independence.

Under its written charter, the Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to Polar Power’s independent registered public accounting firm as well as any of Polar Power’s employees, and has the ability to retain, at Polar Power’s expense, special legal, accounting, or other experts or advisors it deems necessary in the performance of its duties, apart from counsel or advisors hired by management.

Audit Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or Polar Power’s independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Polar Power’s independent registered public accounting firm. Pre-approval includes audit services, audit-related services, tax services, and all other services.

The Audit Committee reviewed and discussed with management its assessment of and report on the effectiveness of Polar Power’s internal control over financial reporting as of December 31, 2019, which it made based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework).

The Audit Committee reviewed and discussed the audited financial statements in Polar Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with management and Weinberg & Company, P.A. The Audit Committee also discussed with Weinberg & Company, P.A. the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee obtained from Weinberg & Company, P.A. the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with Weinberg & Company, P.A. its independence from Polar Power, Inc. and management.

Our Audit Committee considered all non-audit services provided by Weinberg & Company, P.A. and determined that the provision of such services was compatible with maintaining such firm’s audit independence.

Based on the reviews and discussions referred to above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements referred to above in Polar Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Respectfully submitted,
Audit Committee

Keith Albrecht, Chairman
Peter Gross Katherine Koster

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of November 13, 2020 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

The table is based on information provided to us by our directors, executive officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including stock options and warrants that are exercisable within 60 days of November 13, 2020. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that are currently exercisable or exercisable within 60 days after November 13, 2020 are deemed to be outstanding in calculating the percentage ownership of the applicable person or group, but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 11,650,681 shares of common stock outstanding as of the date of the table.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Arthur D. Sams (2)	Common	5,626,676	48.1%
Rajesh Masina (3)	Common	135,264	1.2%
Luis Zavala (4)	Common	77,369	*
Keith Albrecht (5)	Common	33,334	*
Peter Gross (6)	Common	10,000	*
Katherine Koster	Common	—	*
All directors and executive officers as a group (6 persons)(7)	Common	5,882,643	49.9%

*	Less than 1%.

(1)	Messrs. Sams, Albrecht and Gross and Ms. Koster are directors and director nominees of Polar Power, Inc. Messrs. Sams, Masina and Zavala are named executive officers of Polar Power, Inc.

(2)	Includes 50,000 shares of common stock issuable upon exercise of options.

(3)	Includes 30,000 shares of common stock issuable upon exercise of options.

(4)	Includes 30,000 shares of common stock issuable upon exercise of options.

(5)	Includes 10,000 shares of common stock issuable upon exercise of options.

(6)	Amount represents 10,000 shares of common stock issuable upon exercise of options.

(7)	Includes 130,000 shares issuable upon exercise of options.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all reports that they file.

Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2019 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock (“reporting persons”) that no other reports were required, except as set forth below, we believe that all reporting persons filed on a timely basis all reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2019 or prior fiscal years.

Arthur D. Sams did not timely file one Form 4 to report the cancellation of unvested stock options to purchase 100,000 shares of our common stock. Rajesh Masina did not timely file one Form 4 to report the cancellation of unvested stock options to purchase 60,000 shares of our common stock. Luis Zavala did not timely file one Form 4 to report the cancellation of unvested stock options to purchase 60,000 shares of our common stock. Messrs. Sams, Masina and Zavala have prepared and subsequently filed their required Forms 5 to report their transactions that should have been previously reported on Forms 4 during the year ended December 31, 2019 but were not. The Forms 5 were not timely filed.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all our existing equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders:
2016 Plan	140,000	$5.22	1,724,385

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

The following table sets forth certain information regarding our named executive officers as of November 13, 2020:

Name	Age	Positions Held
Arthur D. Sams	69	Chairman of the Board, President, Chief Executive Officer and Secretary
Rajesh Masina	38	Chief Operating Officer
Luis Zavala	51	Chief Financial Officer

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Arthur D. Sams has served as our President, Chief Executive Officer and Chairman of our Board since August 1991 and as our Secretary since October 2016. Under his leadership, we have grown to be a leading brand name in the design and manufacturing of DC power systems for the telecommunications, military, automotive, marine and industrial markets. He specializes in the design of thermodynamics and power generation systems. During his early career, he gained vast industry experience while working as a machinist, engineer, project manager, chief technical officer and consultant for various Fortune 500 companies and the U.S. Department of Defense and the U.S. Department of Energy. Mr. Sams studied at California State Polytechnic University Pomona and the University California at Irvine with a dual major in biology and engineering.

Rajesh Masina has served as our Chief Operating Officer since April 2018 and previously served as our Vice President Operations from August 2009 to April 2018. Prior to joining us, Mr. Masina served as a supply chain consultant to International Game Technology, a large gaming equipment company in Reno, Nevada, from December 2008 to June 2009. Mr. Masina worked as the Assistant Manager for Applied Photonics Worldwide Inc., an engineering services company, from January 2006 to January 2008. From July 2001 to May 2003, Mr. Masina worked as the Business Development Manager in his family business, which provided consulting services to a regional telecommunications provider in India with respect to the acquisition of telecommunications sites. We believe Mr. Masina has a unique combination of technical and business knowledge that is vital to our growth strategy. Mr. Masina’s key strengths include business analytics, supply chain management, make vs. buy decision making, production scheduling, client relations, and strategic planning. Mr. Masina is a minority investor in a startup equipment rental company, Smartgen Solutions, Inc., serving the Southern California telecommunications equipment market. Smartgen Solutions, Inc. provides installation and maintenance service for various telecommunications tower companies and also is an authorized service dealer for Polar products. Mr. Masina has a Master’s in Electrical Engineering from the University of Nevada Reno and an MBA from the University of Nevada Reno’s Supply Chain Program.

Luis Zavala has served as our Chief Financial Officer since April 2018 and previously served as our Vice President Finance from August 2009 to April 2018 and as our Acting Chief Financial Officer from March 2016 to March 2018. Prior to that, Mr. Zavala served as the President of Sky Limited Enterprises, a general contractor, from June 2006 to August 2009. Prior thereto, Mr. Zavala worked as Director of Finance for Legacy Long Distance International, a telecommunications operator service provider company, from March 2001 to May 2006. Mr. Zavala also has over 20 years of experience managing accounting and finance departments in various industries, including banking and telecommunications. Mr. Zavala has a Bachelor of Arts degree in Business Administration from the California State University, Northridge and an MBA from the Keller Graduate School of Management, Long Beach.

Family Relationships

Our officers are appointed by and serve at the discretion of our Board. There are no family relationships among our executive officers and directors.

Executive Compensation

For 2019, compensation of our executive officers was comprised of base salary, non-equity incentives in the form of cash bonuses, and long-term equity incentives. The cash bonus amounts paid to our executive officers during 2019, as set forth below in “– Summary Compensation Table,” were approved by our Compensation Committee and were based on a variety of factors regarding our performance during 2019.

For 2019, our Compensation Committee established an executive compensation plan for our President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, whom we refer to collectively as our “executive officers,” that is intended to achieve the following objectives:

●	attract, retain, motivate and reward our executive officers who are responsible for our success;

●	align and strengthen the mutual interests of our executive officers, our company and our stockholders;

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●	deliver compensation that reflects our financial and operational performance, while at the same time providing the opportunity for our executive officers to earn above-targeted total compensation for exceptional individual and company performance; and

●	provide total compensation to each executive officer that is internally equitable, competitive and influenced by company and individual performance.

Compensation Philosophy

Our compensation philosophy and objectives are as follows:

●	to align the interests of our executive officers with those of our stockholders and incent our executive officers to attain our short- and long-term financial and business goals;

●	to ensure that our executive compensation structure and total compensation is fair, reasonable and competitive in the marketplace so that we can attract and retain highly qualified personnel in key positions; and

●	to provide an executive compensation structure and total compensation that are internally equitable based upon each executive officer’s role and responsibilities.

Our Compensation Committee seeks to make executive compensation decisions that embody this philosophy and that are directed towards attaining these objectives.

In implementing our compensation philosophy and objectives, our Compensation Committee reviews and analyzes each executive position, including the importance and scope of the role and how the position compares to other Polar Power executive officers. With respect to setting base salaries, our Compensation Committee also compares these positions to similar positions at a number of publicly traded companies listed on the New York Stock Exchange and Nasdaq that are engaged in the power manufacturing and design industry.

We believe that structuring our executive officer compensation program to align the interests of our executive officers with our interests and those of our stockholders, and properly incenting our executive officers to attain our short- and long-term business goals, best serves the interests of our stockholders and creates stockholder value. We believe this occurs through motivating our executive officers to attain our short- and long-term business goals and retaining these executive officers by providing compensation opportunities that are competitive in the marketplace.

Compensation Governance Practices

Listed below are some key examples of our compensation governance practices that are intended to align the interests of our executive officers with our stockholders, incent the attainment of short- and long-term business objectives and retain highly qualified executive officers:

●	Pay for performance. A substantial portion of our compensation is tied to meeting specified company and individual objectives. We structure total compensation with significant annual cash incentives and a long-term equity component, thereby making a substantial portion of each executive officer’s targeted total compensation dependent upon company and individual performance as well as the performance of our stock price.

●	Retention through long-term equity awards. We employ long-term equity awards through grants of options that vest in the future. These equity awards are designed to aid in our retention of key personnel in important positions and align the interests of our executive officers with those of our stockholders.

●	Long vesting periods. Our equity awards to our executive officers generally vest in annual installments over a three-year period.

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●	Linkage of annual cash incentive compensation plan to our performance. Our annual cash incentive compensation plan links a majority of targeted and potential payouts to our financial performance.

●	Prohibition on hedging and pledging common stock. Our executive officers, together with all our employees, are prohibited from engaging in hedging, pledging or similar transactions with respect to our common stock.

●	No perquisites. Our executive officers are not provided with any perquisites or special benefits other than benefits such as healthcare, vacation and sick days available to other full-time employees of Polar Power.

●	Change in control. All executive officers’ unvested equity grants accelerate upon any change in control of Polar Power.

●	No option re-pricing. The Polar Power 2016 Omnibus Incentive Plan (the “2016 Plan”) does not permit options or stock appreciation rights to be repriced to a lower exercise price without the approval of our stockholders, except in connection with certain changes to our capital structure.

●	Clawback policy. If we are required as the result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive.

Role of our Compensation Committee

Our Compensation Committee, with input from our management and one or more independent compensation consultants, establishes, updates and administers our executive compensation program. Our Compensation Committee establishes our compensation philosophy and objectives; oversees the design and administration of our executive compensation program; establishes the elements and mix of total compensation; sets the parameters and specific target metrics of our performance-based incentive compensation plan; and determines the target compensation of our executive officers. Our Compensation Committee has the authority to retain independent counsel, advisors and other experts to assist it in the compensation-setting process and receives adequate funding to engage those service providers.

Role of Management

Our Chief Executive Officer and other executive officers attend Compensation Committee meetings as requested by the Compensation Committee. These individuals are not present during executive sessions of Compensation Committee meetings except at the invitation of the Compensation Committee.

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Comparable Company Analysis

Our Compensation Committee sets base salary compensation of our executive officers using compensation market data as a reference to assist it in understanding the competitive pay positioning of total compensation and each element of compensation. For 2019, the target for base salary compensation for our executive officers was based on data collected from our peer group of companies. The peer group of companies selected and used for compensation comparisons is comprised of Nasdaq or NYSE traded power manufacturing and design companies with revenues below $100 million. The overall composition of the peer group reflects companies of similar complexity and size to us. As such, we believe that these peer group of companies are reflective of our market for executive talent. Set forth below is the list of the peer group of companies for 2019:

Company Name	Description
Espey Manufacturing – ESP (NYSE)	Power electronics design and manufacturing company, products include power supplies, power converters, power distribution equipment.
Wireless Telecommunications – WTT (NYSE)	Designs and manufactures radio frequency and microwave based products for wireless and advance telecommunications industry.
Ballard Power Systems – BLDP (Nasdaq)	Developer and manufacturer of fuel cell products for material handling and portable power applications.
Plug Power – PLUG (Nasdaq)	Design and manufactures hydrogen fuel cell systems for mobile and stationary power applications.
Fuel Cell Energy – FCEL (Nasdaq)	Designs and manufactures power generation systems for mobile and stationary power applications.

The Compensation Committee reviews the appropriateness of the comparison group used for assessing the compensation of our executive officers on an annual basis. The data used from our peer group was collected directly from filings made by the peer group of companies with the Securities and Exchange Commission.

Elements of Total Compensation

During 2019, our executive officers’ compensation program included three major elements:

●	Base Salary

●	Non-Equity Incentives

●	Long-term Equity Incentives

Base Salary

Our Compensation Committee reviews the base salary levels for our executive officers annually and makes such adjustments as it deems appropriate after taking into account the officer’s level and scope of responsibility and experience, company and individual performance, competitive market data, and internal pay equity considerations.

Outlined below is the base salary data of the peer group of companies outlined above. For 2019, the Compensation Committee eliminated the highest and lowest base salary data to avoid skewing the results (e.g., in one case, the subject company paid a very low base salary while awarding very high equity awards). The remaining amounts were then tabulated to provide the average base salary for the executive officers in the peer group of companies. In reviewing the personal performance of each of our executive officers during 2018 and the average base salaries paid by our peer group of companies, the Compensation Committee concluded that the base salaries of our executive officers during 2019 remain the same as base salaries in 2018, however, the Compensation Committee concluded that a pay for performance incentive program be used to reward executive officers performance.

The Compensation Committee determined on April 2, 2018 that, commencing April 1, 2018, the base salary of our President and Chief Executive officer be set at approximately 70% of the average base salaries of the peer group of companies and that the base salaries for our Chief Financial Officer and the Chief Operating Officer be set at approximately 60% of the average base salaries of the peer group of companies, all of which is reflected in the table set forth below:

Executive	Min	Max	Average	2018	2018 to Avg.
CEO (in $,000)	386	600	400	275	69%

Non-Equity Incentives

Annual non-equity incentive compensation for our executive officers consists of cash awards. Participants are eligible for annual cash incentive compensation based upon our attainment of pre-established financial and business performance goals. The Compensation Committee believes that these goals will best incent our executive officers to attain our short- and long-term financial and other business goals.

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For 2019, the Compensation Committee determined that each executive officer could earn up to 100% of such executive officer’s base salary based upon the attainment by the Company of the seven financial and other business performance goals set forth below. The minimum and maximum payout for each performance goal (measured as a percentage of base salary) are set forth immediately below. The specific pre-established performance goals are set forth in the table following the table set forth immediately below. Participants are eligible to receive awards at each level of participation (i.e., Minimum Level, Target Level and Maximum Level) to the extent Polar Power achieves such level. In the event our performance falls short of a specific performance level, participants will not be eligible to receive an award at that level. In addition, executive officers had to achieve a minimum of two performance elements in order to qualify for an award in the level. For example, if at conclusion of the year the total revenues are $36 million and none of the additional elements qualified, then executive officer would not be eligible for a performance award of 25% as outlined in the table below.

Company Performance Element	Minimum Level	Target Level	Maximum Level
Revenue	20%	25%	30%
Gross Margin	5%	10%	15%
EBITDA	5%	10%	15%
Customer Concentration	8%	15%	23%
International Sales	7%	12%	17%
Total	50%	75%	100%

Company Performance Element	Minimum Level	Target Level	Maximum Level	2019 Actual
Revenue ($ million)	$30	$36	$42	$24.8
Gross Margin (% of revenue)	31%	32%	33%	20.6%
EBITDA (% of revenue)	5%	7%	9%	(12.9)%
Customer Concentration (% of total sales)	55%	45%	35%	68%
International Sales (% of total sales)	15%	20%	25%	1%

Long-term Equity Incentives

Long-term equity incentive compensation for our executive officers, generally consists of awards of stock options under our 2016 Plan. We believe that these equity awards offer a balanced and competitive equity compensation arrangement for our executive officers.

The Compensation Committee approves equity awards for our executive officers in connection with the annual review of their individual performance and overall compensation. The annual awards are typically made near the end of the first quarter of the following year. Each award is designed primarily as a retention tool, typically requiring the executive to remain with Polar Power for at least one year to receive the benefit of one-third of the award on partial vesting and at least three years to receive the full benefit of the award on full vesting. We believe our equity incentive compensation aligns the interests of our executive officers with those of our stockholders and provides each executive officer with a significant incentive to manage Polar Power from the perspective of an owner with an equity stake in the business by tying significant portions of the recipients’ compensation to the market price of our common stock.

In making long-term equity incentive awards, our Compensation Committee sets a target value for the award for each executive officer based on its judgment about the factors used in setting executive officer total compensation described under “Compensation Philosophy” above as well as our Compensation Committee’s judgment regarding the desired mix of base salary, annual non-equity incentives and long-term equity incentives. Our Compensation Committee also considers outstanding vested and unvested equity awards to executive officers, the stock ownership levels of executive officers and the potential dilutive effect on our stockholders.

On October 1, 2019, Messrs. Sams, Masina and Zavala cancelled unvested stock options to purchase up to 100,000, 60,000 and 60,000 shares of our common stock, respectively.

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Summary Compensation Table

The table and discussion below present compensation information for our following executive officers, which we refer to as our “named executive officers”:

●	Arthur D. Sams, our President, Chief Executive Officer, Secretary and Chairman of the Board;

●	Rajesh Masina, our Chief Operating Officer; and

●	Luis Zavala, our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Option Awards ($)	Bonus ($)	Total ($)
Arthur D. Sams, President,	2019	275,000	—	28,188	303,188
Chief Executive Officer and Secretary	2018	275,000	421,555	104,500	801,055

Rajesh Masina,	2019	175,000	—	17,938	192,938
Chief Operating Officer	2018	175,000	262,881	66,500	504,381

Luis Zavala,	2019	175,000	—	17,938	192,938
Chief Financial Officer	2018	175,000	262,881	66,500	504,382

Employment Agreements

Arthur D. Sams

Our Amended and Restated Executive Employment Agreement with Arthur D. Sams, dated as of July 8, 2016, provides for at-will employment of Mr. Sams as our President and Chief Executive Officer, at an annual base salary of $200,000. On April 2, 2018, we increased Mr. Sams’ annual base salary to $275,000 effective as of April 1, 2018. Mr. Sams is eligible to receive an annual discretionary cash bonus to be paid based upon performance criteria set by our Compensation Committee, as more fully described above, and is eligible to participate in all of our employee benefit programs including our 2016 Plan.

Upon termination by Polar without cause or resignation by Mr. Sams for good reason, Mr. Sams is entitled to receive (i) a lump sum cash payment equal to 200% of his then-current base salary, (ii) a lump sum cash payment equal to 200% of the amount of average incentive bonus paid to Mr. Sams during the two calendar years preceding the termination, and (iii) continued health insurance coverage for eighteen months. If Mr. Sams is terminated without cause or resigns for good reason within three months before or twelve months after a change in control, Mr. Sams is entitled to (a) a lump sum cash payment equal to 200% of his then-current base salary, (b) a lump sum cash payment equal to 200% of the amount of average incentive bonus paid to Mr. Sams during the two calendar years preceding the termination, and (c) continued health insurance coverage for eighteen months. If Mr. Sams becomes disabled, Mr. Sams is entitled to receive a lump sum cash payment equal to 100% of his then-current base salary and continued health coverage for twelve months.

The term “for good reason” is defined in the Amended and Restated Executive Employment Agreement as (i) the assignment to Mr. Sams of any duties or responsibilities that result in the material diminution of Mr. Sams’ authority, duties or responsibility, (ii) a material reduction by Polar in Mr. Sams’ annual base salary, except to the extent the base salaries of all other executive officers of Polar are accordingly reduced, (iii) a relocation of Mr. Sams’ place of work, or Polar’s principal executive offices if Mr. Sams’ principal office is at these offices, to a location that increases Mr. Sams’ daily one-way commute by more than fifty miles, or (iv) any material breach by Polar of any material provision of the Amended and Restated Executive Employment Agreement.

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The term “cause” is defined in the Amended and Restated Executive Employment Agreement as (i) Mr. Sams’ indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. Sams’ participation in any fraud or other act of willful misconduct against Polar, (iii) Mr. Sams’ refusal to comply with any lawful directive of Polar, (iv) Mr. Sams’ material breach of his fiduciary, statutory, contractual, or common law duties to Polar, or (v) conduct by Mr. Sams which, in the good faith and reasonable determination of our Board, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, Polar shall, within twenty days after the discovery of the event, provide written notice to Mr. Sams describing the nature of the event and Mr. Sams shall thereafter have ten business days to cure the event.

A “change in control” of Polar is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of Polar representing a majority of the combined voting power of Polar, (ii) there is a merger, consolidation or other business combination transaction of Polar with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of Polar outstanding immediately prior to the transaction continue to hold (either by the shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Polar (or the surviving entity) outstanding immediately after the transaction, or (iii) all or substantially all of our assets are sold.

Rajesh Masina

Our Executive Employment Agreement with Rajesh Masina, dated as of July 8, 2016, provides for at-will employment as our Vice President Operations at an annual base salary is $120,000. On April 2, 2018, we appointed Mr. Masina as our Chief Operating Officer and increased his annual base salary to $175,000 effective as of April 1, 2018. Mr. Masina is eligible to receive an annual discretionary cash bonus to be paid based upon performance criteria set by our Compensation Committee, as more fully described above, and is eligible to participate in all of our employee benefit programs including our 2016 Plan.

Upon termination by Polar without cause, resignation by Mr. Masina for good reason or upon Mr. Masina’s disability, Mr. Masina is entitled to receive (i) a lump sum cash payment equal to 50% of his then-current base salary, and (ii) continued health insurance coverage for six months. If Mr. Masina is terminated without cause or resigns for good reason within three months before or twelve months after a change in control, Mr. Masina is entitled to (a) a lump sum cash payment equal to 50% of his then-current base salary, and (b) continued health insurance coverage for six months.

The terms “for good reason,” “cause” and “change in control in Mr. Masina’s Executive Employment Agreement are identical to the definitions contained in Mr. Sams’ Amended and Restated Executive Employment Agreement.

Luis Zavala

Our Executive Employment Agreement with Luis Zavala, dated as of July 8, 2016, provides for at-will employment as our Vice President Finance at an annual base salary of $120,000. On April 2, 2018, we appointed Mr. Zavala as our Chief Financial Officer and increased his annual base salary to $175,000 effective as of April 1, 2018. Mr. Zavala is eligible to receive an annual discretionary cash bonus to be paid based upon performance criteria set by our Compensation Committee, as more fully described above, and is eligible to participate in all of our employee benefit programs including our 2016 Plan. The general terms of Mr. Zavala’s Executive Employment Agreement are identical to the terms of Mr. Masina’s Executive Employment Agreement.

Grants of Plan-Based Awards – 2019

During the year ended December 31, 2019, we did not grant any options to purchase shares of common stock to our non-employee directors.

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Outstanding Equity Awards at Fiscal Year-End – 2019

The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2019.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date
Arthur D. Sams	50,000	(1)	5.60	4/2/2028

Rajesh Masina	30,000	(2)	5.09	4/2/2028

Luis Zavala	30,000	(3)	5.09	4/2/2028

(1)	Represents shares underlying a stock option granted on April 2, 2018. The option vested as to 50,000 shares underlying the option on April 2, 2019.
(2)	Represents shares underlying a stock option granted on April 2, 2018. The option vested as to 30,000 shares underlying the option on April 2, 2019.
(3)	Represents shares underlying a stock option granted on April 2, 2018. The option vested as to 30,000 shares underlying the option on April 2, 2019.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions since January 1, 2018 to which we have been a participant, in which:

●	the amount involved exceeded or will exceed $120,000; and

●	any of our directors (and director nominees), executive officers, or holders of more than 5% of our voting securities, or immediate family member or affiliate of such persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under “Executive Compensation” above, or that were approved by our Compensation Committee.

All of the related person transactions described below have been approved by a majority of the independent and disinterested members of our Board. We believe that each of the transactions described below were on terms no less favorable to us than terms we would have obtained from unaffiliated third parties.

It is our intention to ensure that all future transactions, if any, between us and related persons are approved by our Audit Committee or a majority of the independent and disinterested members of our Board (except for compensation arrangements, which are approved by our compensation committee), and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties. See “Policies and Procedures for Related Person Transactions” below.

Transactions with Stockholders, Officers and Directors

On March 1, 2014, we entered into a Subcontractor Installer Agreement with Smartgen Solutions, Inc., or Smartgen, a company engaged in business of equipment rental and providing maintenance, repair and installation services to mobile telecommunications towers in California. Rajesh Masina, our Vice President of Operations, owns 40% of the share capital of Smartgen and 30% is owned by his brother. On July 8, 2016, our Board reviewed the terms and conditions of, and ratified, the Subcontractor Installer Agreement.

Under the terms of the agreement, Smartgen has been appointed as a non-exclusive, authorized service provider for the installation, repair and service of Polar products in Southern California. The agreement has a term of three years from the date of execution and automatically renews for additional one-year periods if not terminated. All transactions involving this agreement are monitored by our Audit Committee.

During 2019 and 2018, Smartgen performed $288,910 and $174,290 in field services, respectively, the cost of which is included in cost of goods sold.

Employment Agreements

We have entered into amended employment agreements with each of Arthur D. Sams, our President, Chief Executive Officer and Secretary; Rajesh Masina, our Chief Operating Officer; and Luis Zavala, our Chief Financial Officer; providing for, without limitation, certain payments upon termination and change in control. See “Executive and Director Compensation–Employment Agreements” in this proxy statement for a further discussion of these agreements.

Indemnification of Officers and Directors

Our certificate of incorporation and our bylaws provide that we will indemnify our directors and officers with respect to certain liabilities, expenses and other accounts imposed upon them because of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

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Policies and Procedures for Related Person Transactions

Our Board has adopted a written policy with respect to related person transactions. This policy governs the review, approval or ratification of covered related person transactions. The Audit Committee of our Board manages this policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant, and the amount involved exceeds the applicable dollar threshold set forth under Item 404 of Regulation S-K and in which any related person had, has or will have a direct or indirect material interest. As defined in Item 404 of Regulation S-K, “related person” generally includes our directors (and director nominees), executive officers, holders of more than 5% of our voting securities, and immediate family members or affiliates of such persons.

The policy generally provides that we may enter into a related person transaction only if:

●	the Audit Committee pre-approves such transaction in accordance with the guidelines set forth in the policy,

●	the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the Audit Committee (or the chairperson of the Audit Committee) approves or ratifies such transaction in accordance with the guidelines set forth in the policy,

●	the transaction is approved by the disinterested members of our Board, or

●	the transaction involves compensation approved by the Compensation Committee of our Board.

In the event a related person transaction is not pre-approved by the Audit Committee and our management determines to recommend such related person transaction to the Audit Committee, such transaction must be reviewed by the Audit Committee. After review, the Audit Committee will approve or disapprove such transaction. If our Chief Executive Officer, in consultation with our Audit Committee, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting, the chairperson of the Audit Committee will possess delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the chairperson of the Audit Committee) may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee (or the chairperson of the Audit Committee) determines in good faith. All approvals made by the chairperson of the Audit Committee will be ratified by the full Audit Committee at the next regularly scheduled meeting or within 120 days from approval by the chairperson.

Our Audit Committee has determined that the following transactions, even if the amount exceeds the applicable dollar threshold set forth under Item 404 of Regulation S-K in the aggregate, will be deemed to be pre-approved by the Audit Committee:

●	any employment of certain named executive officers that would be publicly disclosed;

●	director compensation that would be publicly disclosed;

●	transactions with other companies where the related person’s only relationship is as a director or owner of less than ten percent of such company (other than a general partnership), if the aggregate amount involved does not exceed the greater of $200,000 or five percent of that company’s consolidated gross revenues;

●	transactions where all stockholders receive proportional benefits;

●	transactions involving competitive bids;

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●	transactions with a related person involving the rendering of services at rates or charges fixed in conformity with law or governmental authority; and

●	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

In addition, the Audit Committee will review the policy at least annually and recommend amendments to the policy to our Board from time to time.

The policy provides that all related person transactions will be disclosed to the Audit Committee, and all material related person transactions will be disclosed to our Board. Additionally, all related person transactions requiring public disclosure will be properly disclosed, as applicable, on our various public filings.

The Audit Committee will review all relevant information available to it about the related person transaction. The policy provides that the Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. The policy also provides that the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

OTHER INFORMATION

Stockholder Proposals

Pursuant to Rule 14a–8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our Proxy Statement and proxy card and to be presented at our next annual meeting must be received by us no later than July 21, 2021 in order to be considered for inclusion in our proxy materials relating to our next annual meeting. Such proposals shall be addressed to our corporate Secretary at Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248 and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

Stockholder nominations of persons for election to our Board, or proposals by stockholders that are not intended for inclusion in our proxy materials, may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law.

In order to be properly brought before our 2021 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2021 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not less than 45 days and not more than 75 days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:

●	not earlier than September 4, 2021, and

●	not later than October 4, 2021.

In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2020 annual meeting, then such written notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the following two dates:

●	the 90th day prior to such annual meeting, or

●	the 10th day following the day on which public announcement of the date of such meeting is first made.

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Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

Available Information

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our common stock trades on The Nasdaq Capital Market under the symbol “POLA.”

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019 has been provided concurrently with this Proxy Statement (or made available electronically, for stockholders who elected to access these materials over the Internet) to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not deemed to be a part of our proxy solicitation materials. Copies of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2019 will be furnished by first class mail, without charge, to any person from whom the accompanying proxy is solicited upon written or oral request to Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248, Attention: Investor Relations, telephone (310) 830-9153. If exhibit copies are requested, a copying charge of $0.20 per page applies. In addition, all of our public filings, including our Annual Report, can be found free of charge on the website of the Securities and Exchange Commission at http://www.sec.gov.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Forward-Looking Statements

All statements included or incorporated by reference in this Proxy Statement other than statements or characterizations of historical fact, are forward-looking statements, within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this Proxy Statement speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law.

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